RURAL CELLULAR CORPORATION AND SUBSIDIARIES         EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                                                             THREE MONTHS ENDED MARCH 31,
                                                             ---------------------------
                                                                 1996           1995
                                                             -----------    -----------
NET LOSS                                                     $  (141,373)   $   (41,940)
                                                             ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   COMMON SHARES OUTSTANDING                                   5,983,420      5,983,420
   WEIGHTED AVERAGE COMMON SHARES ISSUED DURING THE PERIOD     1,562,667           --
                                                             -----------    -----------
                                                               7,546,087      5,983,420
                                                             ===========    ===========

NET LOSS PER COMMON SHARE                                    $      (.02)   $      (.01)
                                                             ===========    ===========


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